UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 30, 2015

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2015, GigOptix, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of all of the outstanding shares of Terasquare Co., Ltd. (“Terasquare”) from the four former stockholders of Terasquare: Jin-ho Park, Hyeon-Min Bae, Hyung SukYoon and SB Next Onrush Investment Partnership.

The aggregate purchase price for all of the shares of the stock of Terasquare was $4,013,502, compromised solely of cash, subject to certain adjustments. The Company furnished the purchase price to the former Terasquare stockholders from cash on hand that it had raised in a previously disclosed secondary offering of its common stock that closed last month. In addition, the Company paid or assumed debt liabilities of Terasquare in the amount of $1,141,925.

Terasquare has low power, CMOS high speed communication interface semiconductors for 100Gbps Ethernet, Fiber Channel, and EDR Infiniband applications. Its quad channel Clock Data Recovery (CDR) technology and products for 100GbE datacommunication applications are applicable to 100Gbps Ethernet (QSFP28, CFP2, CFP4), OTU-4, 32G Fiber Channel, and EDR Infiniband.

Notwithstanding the immateriality in amount or significance to the Company in what was paid for the Acquisition, the Acquisition constitutes an acquisition of a significant amount of assets due to Terasquare meeting the income test, one of the prescribed definitions for determining whether a business is significant.

Item 8.01 Other Events.

In connection with the completion of the Acquisition, the Company issued a press release on September 30, 2015, a copy of which is attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

The financial statements for the Acquisition required by this Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

(b) Exhibits

The pro forma financial information for the Acquisition required by this Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

(d) Exhibits

Exhibit 99.1*	Press Release dated September 30, 2015.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: October 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1*	Press Release dated September 30, 2015.

*	Furnished herewith.